Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c–5(d)(2))

☐ Definitive Information Statement

FINANCIALCONTENT, INC.

(Name of Registrant As Specified In Its Charter)

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FINANCIALCONTENT, INC.

101 Lincoln Centre Drive, Suite 410

Foster City, California 94404

NOTICE OF WRITTEN CONSENT OF SHAREHOLDER

June ___, 2008

To Shareholders of FinancialContent, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated May 27, 2008, in lieu of a special meeting of the shareholders. The following action will be effective on or about July __, 2008:

Kenneth Wlosek shall serve as a director on our board until the next annual meeting of the shareholders and upon election and qualification of his successor.

This Notice and the attached Information Statement are being circulated to advise the shareholders of this certain action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors,

/s/ Wing Yu
Wing Yu, Chief Executive
Officer and Director

FINANCIALCONTENT, INC.

101 Lincoln Centre Drive, Suite 410

Foster City, California 94404

INFORMATION STATEMENT

WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by FINANCIALCONTENT, INC., a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority shareholder of FinancialContent, Inc. dated May 27, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS JUNE __, 2008.

We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on July __, 2008.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Kenneth Wlosek shall serve as a director on our board until the next annual meeting of the shareholders and upon election and qualification of his successor.

Shareholders of record at the close of business on May __, 2008 (the “Record Date”) are entitled to notice of the action to be effective on or about July __, 2008. As of the Record Date, our authorized capitalization consisted of 900,000,000 shares of common stock, par value $0.001 per share, of which 10,982,610 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. Additionally, as of the Record Date, capitalization also consisted above 4,000,000 shares of our Series D preferred stock, par value $0.001. Each share of our Series D preferred stock entitles its holder to ten votes on each matter submitted to shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated May 9, 2008; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record at the close of business on May __, 2008 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 101 Lincoln Centre Drive, Suite 410, Foster City, California 94404 and the Company's telephone number is (650) 286-9702.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The General Corporate Law of Delaware does not provide for dissenter’s rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

MATTERS SET FORTH IN THE WRITTEN CONSENT

The Written Consent contains:

(i) A Resolution dated May 27, 2008 consenting to the election of Kenneth Wlosek to serve as a director on our board until the next annual meeting of the shareholders and upon election and qualification of his successor.

A shareholder representing 58.8% of the votes of the currently issued and outstanding shares of the voting stock of FinancialContent, Inc. has executed the Written Consent, thereby ensuring the stock combination. See "Other Information Regarding The Company – Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table containing the stockholder who has executed the Written Consent and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholder as of May 27, 2008:

	Common Shares	Series D Shares	Votes/ Share	Common Votes	% of Total Votes
Total Common Issued and Outstanding Votes Possible			1	10,982,610	21.5%
Total Series D Issued and Outstanding Votes Possible			10	40,000,000	78.5%

Votes by Written Consent for Transfer of Shares of FinancialContent, Services, Inc.
Kenneth Wlosek		3,000,000	10	30,000,000	58.8%
Total		3,000,000	10	30,000,000	58.8%

VOTE REQUIRED

As of May 27, 2008 (the date of the Written Consents), 10,982,610 shares of our Common Stock were issued and outstanding with 10,982,610 votes and 4,000,000 shares of Series D Stock were issued and outstanding with 40,000,000 votes, thus Stockholders representing no less than 25,491,306 votes from Common Stock and Series D, were required to execute the Written Consent to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," a shareholder owning 30,000,000 votes, or 58.8% of the votes of voting shares, has executed the Written Consent and delivered it to the Company as required by law within the 60 day period, thereby ensuring the corporate actions.

ELECTION OF KENNETH WLOSEK TO OUR BOARD OF DIRECTORS

Shareholders holding a majority of our common stock have approved the election of Kenneth Wlosek to serve on our board of directors until the next annual meeting of the stockholders and upon election and qualification of his successor pursuant to our bylaws and section 228 of General Corporation Law of the State of Delaware. Kenneth Wlosek will join Wilfred Shaw and Wing Yu on our board of directors. Kenneth Wlosek has agreed to serve on our board of directors without remuneration.

Kenneth Wlosek has served as an advisor to the Company from January 2005 to January 2008. He currently serves as a senior vice president at Ridgewood Energy where he has been employed since 1989. Mr. Wlosek has been a certified financial planner since 1986, and received his NASD Series 7 license in 1985 and Series 24 license in 1989. He is 48 years of age.

There are no arrangements or understandings between Kenneth Wlosek and any other person pursuant to which Kenneth Wlosek was elected to the Board. There have been no transactions between Kenneth Wlosek and the Company during the last two years involving $60,000 or more. There is no material plan, contract or arrangement to which Kenneth Wlosek is a party (or in which he participates) that was entered into or amended in connection with his election to the Board.

Since May 2006, Kenneth Wlosek has served as a director on the board of Integrated Pharmaceuticals, Inc., a SEC reporting company. Kenneth Wlosek is not related to any other officer or director of the Company.

OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Owners of Certain Beneficial Owners.

The following table sets forth certain summary information regarding those persons known by us to be a beneficial owner of more than 5% of our voting common stock(1) and Series D Preferred stock(2) as of May 9, 2008:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (%)(1)
Common	CNET Networks, Inc.(3) 235 Second Street San Francisco, CA 94105	2,239,910	14.4%
Common	Jade Special Strategy, LLC(4) 1175 Walt Whitman Road, Suite 100 Melville, New York 11747	2,079,993	13.4%
Common	Times Square International 145 Traders Blvd. E, #40 Mississaauga Ontario LAZ 3L3 Canada	618,691	4.0%
Common	Gregg Fidan(5) 101 Lincoln Centre Drive, Suite 410 Foster City, CA 94404	838,557	5.4%
Common	Asia Pacific Ventures(6) Suite 13, 16th Floor Kinwick Center, 32 Hollywood Road Central Hong Kong, H.K.	1,125,780	7.2%
Series D Preferred	Kenneth Wlosek(7) 5 Country Lane Mahwah, NJ 07430	3,000,000	75.0%

(1) The percentages of the Common are based upon 10,982,610 shares of our common stock outstanding as of May 9, 2008 plus 4,594,903 shares representing securities that a person or group has the right to acquire within 60 days pursuant to options, warrants, rights, conversion privileges or other rights for a total percentage based on 15,577,513 shares.

(2) The percentages of the Series D stock are based upon 4,000,000 shares of our Series D stock outstanding as of May 9, 2008. Each holder of Series D Preferred Stock are entitled to vote on all matters that the holders of Common Stock vote upon. The holders of the Series D Preferred Stock and Common Stock vote together as a single class on all matters. The holders of the Series D Preferred Shares are entitled to 10 votes of Common Stock for each share of Series D Preferred Stock voted.

(3) Represents 2,239,910 shares of our Series a convertible preferred stock held by CNET Networks, Inc. which shares are convertible upon the election of the holder on a one to one basis.

(4) Represents a Note and Warrant Purchase Agreement for the sale of a $1,000,000 secured convertible note (the “original note”). The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share. 666,666 shares of the 2,079,993 are issuable upon exercise of the warrants issued under the original note.

(5) Gregg Fidan is a former director of the Company. He resigned on February 13, 2008.

(6) Asia Pacific Ventures is a related party to Wilfred Shaw.

(7) Wilfred Shaw, the beneficial owner of the 3,000,000 Series D Preferred shares, on February 22, 2008 executed an irrevocable proxy in favor of Kenneth Wlosek to vote the 3,000,000 Series D Preferred Shares for a period of 100 days.

The following table sets forth certain summary information regarding our voting common stock(1) and Series D Preferred stock(2) beneficially owned by our directors, our executive officers identified above, and our directors and executive officers as a group as of May 9, 2008:

Title of class	Name of beneficial owner	Amount and Nature of Beneficial ownership	Percent of class
Common	Wilfred Shaw 101 Lincoln Centre Drive, Suite410 Foster City, CA 94404	2,229,765(3)	14.3%
Common	Wing Yu 101 Lincoln Centre Drive, Suite 410 Foster City, CA 94404	635,889(4)	4.1%
Series D Preferred	Wing Yu 101 Lincoln Centre Drive, Suite 410 Foster City, CA 94404	1,000,000	25.0%
Common	Mark Dierolf 101 Lincoln Centre Drive, Suite 410 Foster City, CA 94404	628,657(5)	4.0%

Common	Directors and Officers as a Group	3,494,311	22.5%
Series D Preferred	Directors and Officers as a Group	1,000,000	25.0%

(1) The percentages of the Common are based upon 10,982,610 shares of our common stock outstanding as of May 9, 2008 plus 4,594,903 shares representing securities that a person or group has the right to acquire within 60 days pursuant to options, warrants, rights, conversion privileges or other rights for a total percentage based on 15,577,513 shares.

(2) The percentages of the Series D stock are based upon 4,000,000 shares of our Series D stock outstanding as of May 9, 2008. Each holder of Series D Preferred Stock are entitled to vote on all matters that the holders of Common Stock vote upon. The holders of the Series D Preferred Stock and Common Stock vote together as a single class on all matters. The holders of the Series D Preferred Shares are entitled to 10 votes of Common Stock for each share of Series D Preferred Stock voted.

(3) Does not included the common shares beneficially owned by Asia Pacific Ventures, a related party to Wilfred Shaw.

(4) 200,000 of the 635,889 shares listed represents shares vested and exercisable under an option within the next 60 days.

(5) 75,000 of the 628,657 shares listed represents shares vested and exercisable under an option within the next 60 days.

BOARD COMMITTEES

Our Board of Directors does not currently maintain an Audit Committee or a Compensation Committee. During the current fiscal year ended June 30, 2008, the Board of Directors held six noticed meetings.

COMPENSATION OF DIRECTORS

Except as set forth below, directors receive no remuneration for their services as directors at this time. In the past, we issued a warrant to a former director to purchase 200,000 shares of common stock at an exercise price of $0.25 per share. This warrant expired by its own terms in May 2004. In June 2004, the Company issued a new two year warrant to the same director to purchase up to 382,000 shares of our common stock at $0.75 per share. The warrant expired on June 30, 2006. Company has adopted no retirement, pension, profit sharing or other similar programs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid by us for services rendered during the fiscal years ended June 30, 2007 and 2006, respectively, to the Company's Chief Executive Officer, Chief Strategy Officer and most highly paid executive officers during such period.

SUMMARY COMPENSATION TABLE
Name and principal position	Year Ended June 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wing Yu CEO	2007	140,000	4,000	0	0	0	0	0	144,000
Wing Yu, CEO	2006	110,000	0	0	0	0	0	0	110,000
Wilfred Shaw, CSO	2007	120,000	0	0	0	0	0	0	120,000
Wilfred Shaw, CSO	2006	120,000(1)	0	0	0	0	0	0	120,000
George Katsch, VP	2007	99,997	2,000	0	0	0	0	48,686(1)	150,683
George Katsch, VP	2006	89,749	0	0	0	0	0	9,075(1)	98,824
Mark Dierolf, VP	2007	102,000	22,500	0	0	0	0	0	124,500
Mark Dierolf, VP	2006	82,300	0	0	0	0	0	0	82,300

(1) Commissions payable on 10% of cash receipts on sales.

Narrative Disclosure to Summary Compensation Table

Employee Agreements

Wilfred Shaw: Under the original terms of the Management and Consulting Agreement effective May 17, 2000 executed by and between us and Sharpmanagement.com, LLC ("SharpManagement"), we paid SharpManagement $15,000 per month to secure the services of Mr. Shaw as our Chief Executive Officer. Effective April 1, 2001, payments were reduced to $5,000 per month and Mr. Shaw became the Company’s Chief Strategy Officer. Mr. Shaw is the managing and sole member of SharpManagement. We issued 1,036,584 shares of our common stock as payment under the Consulting and Management Agreement valued at $165,000 for services provided from January 1, 2001 through March 31, 2003. We have continued to renew our agreement with Sharpmanagement and increased the monthly fee to $10,000 per month effective January 1, 2005. As recently as January 2006 we agreed to renew the agreement with Sharpmanagement at the current rate of $10,000 per month through the current year. In April 2006, the Company paid Sharpmanagement $213,500 for unpaid and accrued fees past services through date of said payment.

Wing Yu: Upon joining us in 1999, Mr. Yu earned an annual salary of $120,000 and received a signing bonus of $6,800. Mr. Yu was promoted to Chief Operating Officer on May 11, 2000. In the fiscal year ended June 30, 2001, Mr. Yu accepted a salary reduction to $72,000 per year, and concurrently accepted a promotion to Chief Executive Officer. Mr. Yu’s current annual salary is $180,000.

George Katsch: Mr. Katsch is our former Vice President of Sales. We hired Mr. Katsch on March 1, 2005. Pursuant to his written employment, we paid Mr. Katsch a monthly salary of $8,333 plus commissions of 10% on a cash receipts basis over the first two years on each of his sales. In addition, we agreed to grant him an option to purchase 650,000 shares of our common stock under our 2004 Stock Option Plan (“Plan”). George Katsch resigned on November 30, 2007.

Mark Dierolf: Mr. Dierolf is our Vice President of Technology. Mr. Dierolf was originally hired by us in 2000. Mr. Dierolf is employed under a written contract. His current monthly salary is $8,500.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain summary information regarding outstanding equity awards as of June 30, 2007 to our Chief Executive Officer, Chief Strategy Officer and most highly paid executive officers during such period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Wing Yu	200,000	450,000	-	1.30	06/04/14	-	-	-	-
Wilfred Shaw	0	0	-	-	-	-	-	-	-
George Katsch	0	0	-	-	-	-	-	-	-
Mark Dierolf	75,000	225,000	-	1.30	06/04/14	-	-	-	-

(1) Number of securities underlying unexercised options unexercisable are allocated across over three separate vesting schedules and in various amounts: upon issuer listing on senior exchange, a change in ownership of the issuer, or at the discretion of the issuer’s compensation committee.

Compensation of Directors

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Wing Yu	0	0	0	0	0	0	0
Wilfred Shaw	0	0	0	0	0	0	0

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

LEGAL PROCEEDINGS

We are periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations, including claims of alleged breach of contract, and claims of infringement of trademarks, copyrights and other intellectual property rights. We are not currently aware of any legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our financial position or results of operations, except:

On May 21, 2002, we issued a warrant to purchase 450,000 shares of our common stock to a firm pursuant to a Services Agreement of the same date, which services we allege were never delivered nor forthcoming. Accordingly, we cancelled this warrant in 2002. In 2004, this firm has attempted to exercise the warrant, which we have no intention of honoring. The firm has threatened litigation to compel us to honor the warrant. We do not record this warrant as outstanding, and we have not recorded a reserve in regards to this matter because we believe the outcome will not result in an adverse judgment against the Company. We have had no contact from this firm in the last fiscal year.

On November 7, 2005, we received a letter from an attorney representing a former consultant to us demanding payment of 300,667 shares of our common stock based upon alleged services provided under the terms of a contract entered into between the parties. We dispute that any number of shares are due to this consultant. We have not recorded a reserve on this matter because we believe the claim to be without merit and accordingly believe any outcome will not result in an adverse judgment against the Company. We have had no contact from this consultant in the last fiscal year.

On February 13, 2006, we executed a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Jade Special Strategies, LLC (“Jade”). Pursuant to the terms of the Purchase Agreement we sold to Jade three senior secured convertible promissory notes dated on or about February 13, 2006 (“Note 1”), March 31, 2006 (“Note 2”), and on June 9, 2006 (“Note 3”), in the amounts of $350,000.00, $350,000.00 and $300,000.00, respectively, with each having a maturity date two years from the date of issuance (collectively the “Note” or “Notes”) and otherwise having identical terms and conditions. Additionally, pursuant to the terms of the Notes, each Note has an initial conversion price of $0.75, which was subject to downward repricing adjustments. The amount of the Notes were subsequently reduced to $910,000.00 upon Jade converting $10,000.00 of the debt to equity and by our paying Jade $80,000.00 on the Notes.

On August 20, 2007, we executed with Jade Amendment No. 1 to the Senior Secured Convertible Promissory Note due February 13, 2008, Amendment No. 1 to the Senior Secured Convertible Promissory Note due March 31, 2008, and Amendment No. 1 to the Senior Secured Convertible Promissory Note due June 9, 2008, under the terms of which Jade agreed to forego its rights to adjust the conversion price of the Notes and to foregoany redemption fees and in exchange for our agreement to accelerate the maturity date of all three notes to December 31, 2007.

On December 31, 2007, we were unable to pay the Notes. Accordingly, on December 31, 2007, we executed with Jade Amendment No. 2 to the Senior Secured Convertible Promissory Note due February 13, 2008, Amendment No. 2 to the Senior Secured Convertible Promissory Note due March 31, 2008, and Amendment No. 2 to the Senior Secured Convertible Promissory Note due June 9, 2008, under the terms of which we agreed to increase the principal payable on each note by $75,000.00 as well as to pay a one-time penalty to be determined on February 29, 2008.

On February 26, 2008, we executed with Jade Amendment No. 3 to the Senior Secured Convertible Promissory Note due February 13, 2008, Amendment No. 3 to the Senior Secured Convertible Promissory Note due March 31, 2008, and Amendment No. 3 to the Senior Secured Convertible Promissory Note due June 9, 2008, under the terms of which Jade agreed to forego the one-time penalty and we agreed to increase the principal payable on each note by $10,000.00 in the event the Notes are not paid in full on or before March 15, 2008.

On March 15, 2008, we were unable to pay the Notes. The balance payable on the maturity date was $1,165,000, not inclusive of interest. On March 24, 2008, we received a letter from Jade demanding full repayment of the Notes or alternatively the transfer of the assets of FinancialContent Services, Inc, our wholly owned subsidiary. Unless a resolution satisfactory to Jade is forthcoming, Jade has threatened to foreclose on our assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A.	Wing Yu

The following transactions took place between the Company and Wing Yu, the current CEO and a member of the Company’s Board of Directors:

The Company has received advances from Wing Yu. On December 10, 2007, the Company signed a promissory note with Wing Yu to advance the Company up to $115,000 on as as-needed basis. This note has a floating interest rate through a personal equity line that bears interest at ¾ points below prime. $130,000 has been advanced to the Company by Wing Yu under the note, not inclusive of accrued interest of $930.

As of March 31, 2008, there is a non-interest bearing advance payable to Wing Yu in the amount of $11,694.

Total amounts owed to Wing Yu at March 31, 2008, and June 30, 2007, were $146,619 and $41,171, respectively.

B.	Wilfred Shaw

The following transactions took place between the Company and Wilfred Shaw, the former CEO and current Chairman of the Board of Directors:

The Company has received advances from Mr. Shaw. These advances bear no interest. Mr. Shaw was owed $16,109 and $0 as of March 31, 2008, and June 30, 2007, respectively.

C.	Sharpmanagement.com, LLC

The Company has signed a series of one-year consulting contracts with Sharpmanagement.com, LLC (“SharpManagement”) to secure the services of Wilfred Shaw. Under the terms of the current one year contract effective as of January 1, 2007, the Company is required to pay $10,000 per month for each month that Mr. Shaw provides services to the Company as the Company’s Chief Strategy Officer. Mr. Wilfred Shaw is a majority owner of SharpManagement.com. During the year ended June 30, 2007, the Company paid SharpManagement $97,900 for unpaid fees. As of June 30, 2007, SharpManagement was due $50,527. During the nine months ended March 31, 2008, the Company paid SharpManagement $83,400 for unpaid fees due. As of March 31, 2008, SharpManagement was owed $27,327.

OTHER MATTERS

Our Board of Directors is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, we have duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Wing Yu

Wing Yu, Chief Executive

Officer and Director

June ___, 2008

Foster City, California